UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22250 (Commission File Number)	95-4431352 (IRS Employer Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina (Address of principal executive offices)	29730 (Zip Code)
Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On December 23, 2008, 3D Systems Corporation (the “Company”) completed the sale of its Grand Junction, Colorado facility to an unrelated purchaser for $5.5 million. At the closing of the sale, the Company received $3.5 million in cash and a secured $2.0 million note due in December 2013 covering the remainder of the purchase price. The security for this note consists of a second mortgage on both the facility that the company sold and an additional facility owned by the buyer of the Grand Junction facility. In addition, the buyer has executed a personal guarantee to secure the note. This second mortgage is subordinated to a mortgage covering the same collateral that is held by the buyer’s bank.
     Quarterly payments of $6,800 are due on this note starting in September 2009 with a balloon payment for the then outstanding balance due in December 2013. The buyer is required to prepay the note if either of the properties that serve as collateral are sold or future financing is obtained. The Company intends to assign a fair value to this note in its consolidated balance sheet as of December 31, 2008 in accordance with generally accepted accounting principles, but it has not yet calculated such amount.
     The sale price exceeded both the $3.5 million of net assets related to the Grand Junction facility that the Company held on its balance sheet as well as the $3.1 million of industrial development bonds that were outstanding on the facility at the time of sale.
     The Company fully collaterized the repayment of those industrial development bonds, including interest and any other amounts due through the redemption date, with a portion of the cash proceeds of the sale of the Grand Junction facility and the $1.2 million of previously disclosed restricted cash associated with these bonds held by their trustee. Net of expenses relating to the sale and the amount necessary to fund the redemption of these bonds, the Company received approximately $1.1 million of net cash proceeds upon the closing of the sale.
     On December 24, 2008, the Company gave the required 35-day notice to redeem the outstanding bonds and expects the remaining outstanding amounts of these bonds to be redeemed in accordance with their terms on January 28, 2009.

Item 9.01.	Financial Statements and Exhibits.
     (d)   Exhibits.

99.1	Press Release dated December 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: December 24, 2008
	By:	/s/ Robert M. Grace, Jr.

(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated December 24, 2008